Exhibit 3.5

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            ORDER-PRO LOGISTICS, INC.


Pursuant to the provisions of Section 10-1006, Arizona Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is: Order-Pro Logistics, Inc.

SECOND: The document attached hereto as Exhibit "A" sets forth the amendments to the Articles of Incorporation which were adopted by the shareholders of the corporation at their meeting on May 12, 2000 in the manner prescribed by law.

THIRD: The number of shares of stock outstanding at the time of such adoption was 752,000 shares; and the number of shares entitled to vote on the amendment was 752,000 shares.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon, as a class or series, was as follows:

         CLASS OR SERIES                   NUMBER OF SHARES
         ---------------                   ----------------
             Common                             752,000

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

         CLASS OR SERIES        NUMBER FOR       NUMBER AGAINST
         ---------------        ----------       --------------
             Common               752,000              0

DATED: May 12, 2000

                                 ORDER-PRO LOGISTICS, INC.

By: /s/ Richard L. Windorski
   -------------------------------
   Richard L. Windorski, President

                                                                       EXHIBIT A

                                AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            ORDER-PRO LOGISTICS, INC.


1. Article 1 is amended to read as follows:

The name of the corporation is OrderPro Logistics, Inc.